                                                                 EXHIBIT 12.01

                               S E C METHOD
               RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA

                                     YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                    DEC 31, 1991  DEC 31, 1992  DEC 31, 1993  DEC 31, 1994  DEC 31, 1995
                                    ------------  ------------  ------------  ------------  ------------
Earnings:

 Net Income                         $116,531,000  $ 88,293,000  $104,730,000  $113,795,000  $112,545,000

Plus Income Taxes:
  Federal Income Taxes                66,959,000    51,462,000    64,646,000    47,841,000    72,800,000
  State Income Taxes
  Federal Deferred Taxes               3,492,000     2,784,000     3,268,000    25,312,000    (2,335,000)
  State Deferred Taxes
  Invest Tax Credit                   (6,173,000)   (5,465,000)   (5,150,000)   (5,150,000)   (5,150,000)
  Taxes (below the line)
Plus Fixed Charges                    68,642,823    68,926,260    70,441,921    66,080,293    68,725,118

   Total Earnings                   $249,451,823  $206,000,260  $237,935,921  $247,878,293  $246,585,118

Fixed Charges:

  Long-term debt interest           $ 60,862,000  $ 62,137,000  $ 61,397,000  $ 61,226,000  $ 63,970,000
  Amort. Disc & Exp
  Amort. of Prem.
  Other interest expense               6,469,000     5,179,000     8,108,000     4,095,000     4,290,000
  Calculated int on
    leased property                    1,311,823     1,610,260       936,921       759,293       465,118

   Total Fixed Charges              $ 68,642,823  $ 68,926,260  $ 70,441,921  $ 66,080,293  $ 68,725,118
                                     ------------  ------------  ------------  ------------  ------------
Ratio of Earnings to Fixed Charges          3.63          2.99          3.38          3.75          3.59
                                     ------------  ------------  ------------  ------------  ------------

                                                                 EXHIBIT 12.01

                               S E C METHOD
               RATIO OF EARNINGS TO FIXED CHARGES - CONSOLIDATED

                                     YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                    DEC 31, 1991  DEC 31, 1992  DEC 31, 1993  DEC 31, 1994  DEC 31, 1995
                                    ------------  ------------  ------------  ------------  ------------
Earnings:

 Net Income                         $133,916,063  $ 99,711,896  $114,276,941  $123,785,002  $125,256,125

Plus Income Taxes:
  Federal Income Taxes                79,838,461    61,325,486    72,002,912    50,129,147    77,894,800
  State Income Taxes
  Federal Deferred Taxes               4,048,063     4,346,477     5,286,443    27,091,426    (3,928,081)
  State Deferred Taxes
  Invest Tax Credit                   (6,173,221)   (5,465,406)   (5,149,860)   (5,149,860)   (5,150,000)
  Taxes (below the line)              (1,157,000)   (1,006,000)     (538,000)      203,000     1,436,000
Plus Fixed Charges                    80,308,152    79,144,240    80,945,337    76,346,348    79,380,098

   Total Earnings                   $290,780,518  $238,056,693  $266,823,773  $272,405,063  $274,888,942

Fixed Charges:

  Long-term debt interest           $ 70,149,325  $ 71,229,786  $ 70,489,577  $ 67,679,872  $ 67,549,226
  Amort. Disc & Exp
  Amort. of Prem.
  Other interest expense               8,847,004     6,304,194     9,518,839     7,907,183    11,365,754
  Calculated int on
    leased property                    1,311,823     1,610,260       936,921       759,293       465,118

   Total Fixed Charges              $ 80,308,152  $ 79,144,240  $ 80,945,337  $ 76,346,348  $ 79,380,098
                                    ------------  ------------  ------------  ------------  ------------
Ratio of Earnings to Fixed Charges          3.62          3.01          3.30          3.57          3.46
                                    ------------  ------------  ------------  ------------  ------------
